Exhibit 99.1

DISH Network Places Offering of $2.5 Billion in Convertible Notes

ENGLEWOOD, Colo.— August 3, 2016— DISH Network Corporation (“DISH Network”) (NASDAQ: DISH) today announced that on August 2, 2016, it priced an offering of $2.5 billion aggregate principal amount of 3.375% Convertible Notes due 2026 (the “Notes”). In connection with the offering, DISH Network also granted the initial purchaser a 30-day option to purchase up to an additional $500 million in aggregate principal amount of the Notes.

The Notes will mature on August 15, 2026. Interest on the Notes will be paid on February 15 and August 15 of each year, commencing on February 15, 2017.  The Notes will be convertible under certain circumstances and during certain periods into DISH Network’s Class A Common Stock at an initial conversion rate of 15.3429 shares of DISH Network’s Class A Common Stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $65.18 per share, which represents an approximately 32.5% conversion premium over the last reported sale price of $49.19 per share of DISH Network’s Class A Common Stock on The NASDAQ Global Select Market on August 2, 2016. Upon any conversion, DISH Network will settle its conversion obligation in cash, shares of its Class A Common Stock or a combination of cash and shares of its Class A Common Stock, at its election.

In connection with the pricing of the Notes, DISH Network has entered into a convertible note hedge transaction with four financial institutions, including an affiliate of the initial purchaser of the Notes (each, an “option counterparty”).  The convertible note hedge transaction is expected generally to reduce potential dilution to holders of DISH Network’s Class A Common Stock attributable to any conversion of the Notes and/or offset any cash payments DISH Network is required to make in excess of the principal amount of converted Notes, as the case may be.  DISH Network has also entered into a warrant transaction with each option counterparty.  The warrant transaction could separately have a dilutive effect to the extent that the market price per share of DISH Network’s Class A Common Stock exceeds the strike price of the warrants, unless DISH Network elects to settle the warrants in cash. The warrants have an initial strike price of $86.0825 per share, which represents a premium of approximately 75% over the last reported sale price of DISH Network’s Class A Common Stock on the NASDAQ Global Select Market on August 2, 2016, and is subject to certain adjustments under the terms of the warrant transaction.  If the initial purchaser exercises its option to purchase additional Notes, DISH Network expects to enter into an additional convertible note hedge transaction and an additional warrant transaction with each option counterparty.

DISH Network has been advised by each option counterparty that, in connection with establishing its initial hedge of the convertible note hedge and warrant transactions, such option counterparty or an affiliate thereof expects to enter into various derivative transactions with respect to DISH Network’s Class A Common Stock concurrently with or shortly after the pricing of the Notes.  This activity could increase (or reduce the size of any decrease in) the market price of DISH Network’s Class A Common Stock or the Notes at that time.  In addition, each option counterparty or an affiliate thereof may modify its hedge position by entering into or unwinding various derivatives with respect to DISH Network’s Class A Common Stock and/or purchasing or selling DISH Network’s Class A Common Stock or other securities of DISH Network in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and is likely to do so during any observation period related to a conversion of Notes).  This activity could also cause or avoid an increase or a decrease in the market price of DISH Network’s Class A Common Stock or the Notes, which could affect the ability of Note holders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares and value of the consideration that Note holders will receive upon conversion of the Notes.

The net proceeds of the offering (after payment of the net cost of the contemporaneous convertible note hedge transactions and the warrant transactions) are intended to be used for strategic transactions, which may include wireless and spectrum-related strategic transactions, and for other general corporate purposes.

The offering is expected to close on August 8, 2016, subject to customary conditions.

The Notes will only be offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of DISH Network’s Class A Common Stock issuable upon the conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes; nor shall there be any sale of these Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in DISH Network’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date made, and DISH Network expressly disclaims any obligation to update these forward-looking statements.